UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 30, 2009
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230

(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

P.O. Box 619100, Dallas, Texas	75261-9100
(Address of principal executive offices)	(Zip Code)

(972) 281-1200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Annual Meeting of Stockholders of Kimberly-Clark Corporation (the "Corporation") on April 30, 2009, the stockholders of the Corporation approved an Amended and Restated Certificate of Incorporation of the Corporation (the “Amended Certificate”) that, subject to certain procedures described in the Corporation’s By-Laws (the “By-Laws”), allows the holders of not less than 25 percent of the Corporation’s issued and outstanding shares of capital stock entitled to vote to request that a special meeting of stockholders be called.  The Amended Certificate became effective on April 30, 2009.

As previously reported on Form 8-K filed by the Corporation on November 17, 2008, the Board of Directors adopted amendments on November 12, 2008 to the By-Laws that became effective upon stockholder approval of the Amended Certificate.  The amendments to the By-Laws, among other things, (1) describe how the record date is to be set to determine the stockholders entitled to request a special meeting of stockholders, (2) specify information requirements for the request that are similar to those in place for stockholders to bring business or a nominee for director before an annual meeting, (3) describe how a stockholder may revoke a request and (4) specify when a special meeting will not be held.

The foregoing summary of the Amended Certificate and By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Certificate and By-Laws, copies of which are incorporated herein by reference to Exhibits (3)a and (3)b attached to this Form 8-K.

Item 9.01   Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No. (3)a. Amended and Restated Certificate of Incorporation of Kimberly-Clark Corporation, as amended April 30, 2009.

Exhibit No. (3)b. By-Laws of Kimberly-Clark Corporation, as amended April 30, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date: May 1, 2009	By: /s/ Timothy C. Everett
Timothy C. Everett
Vice President and Secretary

EXHIBIT INDEX

Exhibit No. (3)a. Amended and Restated Certificate of Incorporation of Kimberly-Clark Corporation, as amended April 30, 2009.

Exhibit No. (3)b. By-Laws of Kimberly-Clark Corporation, as amended April 30, 2009.